Exhibit 4.1
EXECUTION VERSION

AURORA DIAGNOSTICS HOLDINGS, LLC
AURORA DIAGNOSTICS FINANCING, INC.
as Issuers
10.750% Senior Notes Due 2018
INDENTURE
Dated as of December 20, 2010
U.S. BANK NATIONAL ASSOCIATION
as Trustee

CROSS-REFERENCE TABLE

TIA	Indenture
Section	Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	11.02
(d)	7.06
314(a)	4.02; 4.14; 11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	4.14
315(a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	11.0
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

i

Page
SECTION 11.04. Certificate and Opinion as to Conditions Precedent	81
SECTION 11.05. Statements Required in Certificate or Opinion	81
SECTION 11.06. When Securities Disregarded	82
SECTION 11.07. Rules by Trustee, Paying Agent and Registrar	82
SECTION 11.08. Legal Holidays	82
SECTION 11.09. Governing Law	82
SECTION 11.10. No Recourse Against Others	82
SECTION 11.11. Successors	82
SECTION 11.12. Multiple Originals	82
SECTION 11.13. Table of Contents; Headings	82
Rule 144A/Regulation S Appendix

Exhibit 1	—	Form of Initial Security
Exhibit A	—	Form of Exchange Security or Private Exchange Security
Exhibit B	—	Form of Supplemental Indenture to be Delivered by Additional Subsidiary
Guarantors

          INDENTURE dated as of December 20, 2010, among AURORA DIAGNOSTICS HOLDINGS, LLC, a Delaware limited liability company (the “Company”), AURORA DIAGNOSTICS FINANCING, INC., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), each of the Guarantors named herein, as Subsidiary Guarantors, and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”).
     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Issuers’ Initial Securities, Exchange Securities and Private Exchange Securities (in each case, as defined in the Rule 144A/Regulation S Appendix attached hereto, collectively, the “Securities”):
Article 1
Definitions and Incorporation by Reference
          SECTION 1.01. Definitions.
          “Accounting Change” means any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission or successors thereto or agencies with similar functions
          “Additional Assets” means (1) any property, plant, equipment or non-current assets used in a Related Business; (2) the Equity Interests of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Equity Interests by the Company or another Restricted Subsidiary; or (3) Equity Interests constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.
          “Additional Securities” means any Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security, including any such Securities issued pursuant to a Registration Rights Agreement.
          “Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after January 15, 2015, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.
          “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Applicable Premium” means with respect to a Security at any redemption date, the greater of (i) 1.00% of the principal amount of such Security at such time and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Security on January 15, 2015 (such redemption price being described in the second paragraph of section 5 of the Securities exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Security through January 15, 2015 (but excluding accrued and unpaid interest to the redemption date), computed by the Company using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such redemption date.
          “Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) (other than any collateral assignment or granting of a security interest) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:
     (1) any Equity Interests of a Restricted Subsidiary (other than directors’ (or similar persons) qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary); or
     (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or
     (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; (B) for purposes of Section 4.06 only, (x) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) that is not prohibited by Section 4.04 or that constitutes a Permitted Investment and (y) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01; (C) a disposition of assets with a Fair Market Value of less than $2.0 million; (D) a disposition of cash or Cash Equivalents; (E) the disposition of equipment, inventory (including raw materials, work-in-progress and finished goods), accounts receivable or other assets or rights in the ordinary course of business, including any excess, obsolete, damaged, worn-out or surplus assets no longer used or useful in the conduct of business as then being conducted; (F) the sale, discount or forgiveness, in each case, of accounts receivable arising in the ordinary course of business; (G) leases or subleases to third Persons in the ordinary course of business that do not interfere in any material respects with the business of the Company or the Restricted Subsidiaries; (H) the abandonment, license or sub-license of patents, trademarks, copyrights, know-how, process technology or other intellectual property to third Persons by the Company or the Restricted Subsidiaries; (I) condemnation or casualty events; and (J) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien).
          “Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.” Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction determined in accordance with GAAP (or, in the absence thereof, the original yield to maturity of the Securities issued on the Issue Date).
          “Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:
     (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by
     (2) the sum of all such payments.
          “Board of Managers” means, as to any Person, the board of managers, board of directors or other similar body or Person performing a similar function or any duly authorized committee thereof.
          “Business Day” means each day which is not a Legal Holiday.
          “Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.11, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.
          “Capital Markets Indebtedness” means any Indebtedness (i) in the form of, or represented by, bonds (other than surety bonds, indemnity bonds, performance bonds or bonds of a similar nature) or other securities or any Guarantee thereof and (ii) that is, or may be, quoted, listed or purchased and sold on any stock exchange automated trading system or over the counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act).
          “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Equivalent” means any of the following:
     (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;
     (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;
     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1) and (2) above entered into with a bank meeting the qualifications described in clause (2) above;
     (4) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

     (5) investments in securities with maturity of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A-1” by S&P or “P-1” by Moody’s;
     (6) eligible banker’s acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of within one year, in each case having a rating of, or evidencing the full recourse obligation of a Person whose senior debt is rated at least “A” by S&P and at least “A2” by Moody’s; and
     (7) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (6) above.
     “Change of Control” means the occurrence of any of the following events:
     (1) the Company becomes aware that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; provided, however, that for purposes of this clause (1) such other Person shall be deemed to have “beneficial ownership” of any Voting Stock of a Person held by any other Person (the “parent entity”), if such other Person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity;
     (2) so long as the Company’s Capital Stock is not traded on a nationally recognized stock exchange, the majority of the seats (other than vacant seats) on the Board of Managers of the Company cease to be occupied by persons who either (A) were members of the Board of Managers of the Company on the Issue Date or (B) were nominated for election by the Board of Managers of the Company, a majority of whom were directors on the Issue Date or whose election or nomination for election was previously approved by a majority of such directors;
     (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or
     (4) the sale, lease or other transfer (other than a collateral assignment or security interest) of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than (i) a transaction in which the survivor or transferee is a Person that is controlled by one or more Permitted Holders or (ii) a transaction (other than a transaction resulting in the occurrence of an event described in clause (1) above) following which each transferee becomes an obligor in respect of the Securities and a Subsidiary of the transferor of such assets.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Co-Issuer” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          “Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.
          “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to January 15, 2015, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to January 15, 2015.
          “Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such redemption date.
          “Consolidated Coverage Ratio” as of any date of determination for any period means the ratio of (x) the aggregate amount of EBITDA for such period to (y) Consolidated Interest Expense for such period; provided, however, that:
     (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the period for which the Consolidated Coverage Ratio is being calculated and on or prior to the date as of which the Consolidated Coverage Ratio is being determined (the “Calculation Date”) that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness (and the application of the proceeds thereof) as if such Indebtedness had been Incurred on the first day of such period;
     (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness;
     (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and

Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Equity Interests of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);
     (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and
     (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.
For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company (and any applicable Pro Forma Cost Savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or the Company intends to replace or continue such Interest Rate Agreement). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness), provided such Indebtedness was not incurred to make an Investment.
“Consolidated Interest Expense” means, for any period, the consolidated interest expense (including that portion attributable to Capital Lease Obligations in accordance with GAAP and capitalized interest) of the Company and its consolidated Restricted Subsidiaries (net of interest income of the Company and its consolidated Restricted Subsidiaries) for such period with respect to Consolidated Total Indebtedness, on a consolidated basis determined in accordance with GAAP, including all interest expense with respect to earn outs, commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amounts payable before the Issue Date with respect to fees and costs incurred in connection with the Incurrence of the Credit Agreement and repayment of certain other Indebtedness with the proceeds of the Credit Agreement. Notwithstanding the foregoing, (i) to the extent related to the issuance of notes, debt issuance costs (including costs and fees associated with the Credit Facilities and the use of proceeds with respect thereto), debt discount or premium and other financing fees and expenses (other than unused line fees) shall be excluded from the calculation of Consolidated Interest Expense and (ii) Consolidated Interest Expense shall be calculated after giving effect to Interest Rate Agreements, but excluding unrealized gains and losses with respect to Interest Rate Agreements.
          “Consolidated Net Income” means, with respect to the Company and its Subsidiaries, the aggregate of the Net Income of the Company and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded:
     (1) the net income or loss of any Person (other than the Company or its Subsidiaries) in which any other Person (other than the Company or any Subsidiary) has a joint interest, except to the extent of the aggregate amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period;
     (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;
     (3) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that the Company’s equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of such net income that could have been distributed by such Subsidiary for such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause);
     (4) any after tax gain (or loss) attributable to an Asset Disposition or returned assets of any pension plan;
     (5) the following items:

     (i) any extraordinary gains, losses or charges;
     (ii) the non-cash cumulative effect of any change in accounting principles;
     (iii) any net after-tax gain (or loss) attributable to the early extinguishment or conversion of Indebtedness;
     (iv) the write-off of any debt issuance costs;
     (v) any non-cash impairment charges relating to goodwill or intangible assets;
     (vi) any non-cash SFAS 133 income (or loss) relating to hedging activities;
     (vii) any income (or loss) from discontinued operations;
     (viii) any expense or gain related to recording of the fair market value of Interest Rate Agreements, Currency Agreements and commodity agreements entered into, in each case, in the ordinary course of business and not for speculative purposes;
     (ix) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person;
     (x) any non-cash expense related to the establishment of allowances or reserves under the application of SFAS 109 attributable to the recognition of deferred tax assets; and
     (xi) any expense or charge incurred in connection with the issuance, exercise, cancellation or appreciation of options and other equity grants in Capital Stock, in each case, for such period. Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D).
     “Consolidated Secured Indebtedness” means, as of any date of determination, an amount equal to the Consolidated Total Indebtedness as of such date that is then secured by Liens on property or assets of the Company or any Restricted Subsidiary.
     “Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Indebtedness to (b) the aggregate amount of EBITDA for the Company’s most recent four consecutive quarters ending at least 45 days prior to such date of determination, in each case with such pro forma adjustments to Consolidated Secured Indebtedness and EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio; provided, however, that for purposes of the calculation of the Consolidated Secured Leverage Ratio, in connection with the Incurrence of any Lien pursuant to clause (27) of the definition of “Permitted Liens,” the Company or its Restricted Subsidiaries may elect, pursuant to an Officers’ Certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness which is to be secured by such Lien as being Incurred at such time and any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.
          “Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis.
          “Consulting Agreement” means that certain Consulting Agreement, dated as of June 2, 2006, among Aurora Diagnostics, LLC, the Company and Haverford, as in effect on the Issue Date and as may be amended to the extent not prohibited by the Credit Facilities.
          “Credit Agreement” means the Credit and Guaranty Agreement dated as of May 26, 2010, among Aurora Diagnostics, LLC, as borrower, the Company and certain subsidiaries and affiliates of the borrower named therein, as guarantors, Barclays Bank plc, as administrative agent and collateral agent, and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended from time to time.
          “Credit Facilities” means one or more debt facilities or agreements (including the Credit Agreement), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for, or acting as initial purchasers of, revolving loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or the issuance and sale of securities including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), Refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, or any other Indebtedness.
          “Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, options contract, synthetic agreement or other agreements or arrangements with respect to currency values or currency exchange rates.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

          “Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
          “Disqualified Stock” means, with respect to any Person, any Equity Interests which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:
     (1) matures or is mandatorily redeemable (other than redeemable only for Equity Interests of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;
     (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or
          (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;
in each case on or prior to a date that is 91 days after the Stated Maturity of the Securities. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Disposition will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.04.
          “Domestic Restricted Subsidiary” means any Restricted Subsidiary other than a Foreign Subsidiary.
          “Domestic Subsidiary” means any Subsidiary of the Company that is organized under the laws of the United States of America, any state thereof or the District of Columbia.
          “EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income (without duplication):
     (1) all income and franchise tax expense of the Company and its consolidated Restricted Subsidiaries, including any applicable Tax Payments to the extent deducted from Consolidated Net Income;
     (2) Consolidated Interest Expense;
     (3) depreciation and amortization (including amortization of goodwill, financing costs and other intangibles) of the Company and its Restricted Subsidiaries for such period;

     (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries, including without limitation any non-cash charges arising from any Interest Rate Agreement or Currency Agreement or with respect to the issuance, exercise, cancellation or appreciation of options, other grants or post-employment benefits in connection with Equity Interests and any non-cash charges required by GAAP relating to “fair value” of any earn out amounts, but excluding, in each case, any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period;
     (5) any expenses (including fees, charges, discounts and premiums) relating to any public or private sale of Equity Interests of the Company or its Restricted Subsidiaries, the acquisition or disposition of assets, Investments, recapitalization, the discharge of securities registration obligations or Indebtedness (including letter of credit fees) permitted to be incurred under this Indenture (in each case whether or not consummated);
     (6) to the extent covered by insurance and actually reimbursed (or the Company has determined that there exists reasonable evidence that such amount will be reimbursed by the insurer and such amount is not denied by the applicable insurer in writing within 180 days and is reimbursed within 365 days of the date of such evidence (with a deduction in any future calculation of EBITDA for any amount so added back to the extent so reimbursed within such 365-day period)), any expenses with respect to liability or casualty events or business interruption;
     (7) the amount of any minority interest expense;
     (8) any non-cash expenses in such period arising from any grant of stock, stock options or other equity-based award or any stock subscription or shareholder agreement of employees and any out-of-pocket costs or expenses incurred pursuant to the implementation, administration and management of any management equity plan, stock option plan or other management or employee benefit plan or agreement, any management or employee stock based compensation agreement or any stock subscription or shareholder agreement;
     (9) any non-cash pension and other post-employment benefit expense deducted in such period in computing Consolidated Net Income;
     (10) any non-cash decrease in consolidated GAAP revenue resulting from purchase accounting in connection with any acquisitions permitted hereunder less any non-cash increase in consolidated GAAP revenue resulting from purchase accounting in connection with acquisitions permitted hereunder;
     (11) any management, consulting, advisory or similar fees and expenses paid to (i) Permitted Holders to the extent permitted by the Credit Facilities until the first public Equity Offering of the Company’s common stock and (ii) to Haverford pursuant to the Consulting Agreement;
     (12) payments made with respect to the TRA;

     (13) the cumulative effect of any Accounting Changes and purchase price accounting principals;
     (14) any extraordinary, unusual or non-recurring losses, charges and expenses deducted in such period (including severance expenses and integration costs and expenses);
     (15) acquisition related costs expensed pursuant to FASB 141(R) that would otherwise have been capitalized under GAAP immediately prior to the effectiveness of FASB 141(R);
     (16) one-time expenses relating to enhanced accounting function and other one-time costs and expenses associated with becoming a public company;
     (17) any other non-cash charges, including any write off or write downs, reducing Consolidated Net Income for such period; and
     (18) the amount of any restructuring charge, including one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities;
in each case determined on a consolidated basis in accordance with GAAP, less all non-cash items increasing Consolidated Net Income for such period other than accruals of revenue by the Company and its consolidated Restricted Subsidiaries in the ordinary course of business, in each case determined on a consolidated basis in accordance with GAAP.
Notwithstanding the foregoing, (i) the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and (ii) at any times when the calculation of EBITDA includes the historical periods ending December 31, 2009 and March 31, 2010, EBITDA shall be the amount for such historical periods as set forth in the Credit Agreement on the Issue Date.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
          “Equity Offering” means a public or private sale either of (1) Capital Stock (other than Disqualified Stock) of the Company or (2) Capital Stock (other than Disqualified Stock) of a direct or indirect parent of the Company (other than to the Company or a Subsidiary of the Company) but only to the extent the Net Cash Proceeds therefrom have been contributed to the Company as a capital contribution.
          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

          “Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined (x) for amounts exceeding $10.0 million in good faith by the Board of Managers of the Company and (y) for amounts less than $10.0 million in good faith by the Company; provided, however, that for purposes of Section 4.04 (a)(3)(B), if the Fair Market Value of the property or assets in question is so determined to be in excess of $20.0 million and is received from an Affiliate of the Company, such determination must be confirmed by an Independent Qualified Party. For purposes of determining the Fair Market Value of Capital Stock, the value of the Capital Stock of a Person shall be based upon such Person’s property and assets, exclusive of goodwill or any similar intangible asset.
          “Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or
     (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.
          “Guarantee Agreement” means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Issuers’ obligations with respect to the Securities on the terms provided for in this Indenture; provided that a supplemental indenture substantially in the form attached hereto as Exhibit B shall be satisfactory to the Trustee.
          “Haverford” means Haverford Capital Advisors, Inc.
          “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          “Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.
          “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:
     (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;
     (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Equity Interests in the form of additional Equity Interests of the same class and with the same terms; and
     (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.
          “Indebtedness” means, with respect to any Person on any date of determination (without duplication):
     (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;
     (2) all Capital Lease Obligations of such Person;
     (3) all obligations of such Person issued or assumed as the deferred purchase price of property due more than six months after such property is acquired (but excluding any such obligations incurred under the Employee Retirement Income Security Act of 1974, as amended, and any accounts payable or other liability to trade creditors arising in the ordinary course of business);
     (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit (other than obligations with respect to letters of credit securing obligations (but excluding obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);
     (5) all Guarantees of such Person of obligations of the type referred to in clauses (1) through (4);

     (6) all obligations of the type referred to in clauses (1) through (5) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and
     (7) all marked-to-market obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; provided, however, in no event shall obligations under any Interest Rate Agreement and Currency Agreement be deemed “Indebtedness” for purposes of determining the “Consolidated Secured Leverage Ratio” or the “Consolidated Coverage Ratio.”
Notwithstanding the foregoing, the term “Indebtedness” will exclude indemnification, purchase price adjustments, holdbacks, earn outs, contingency payment obligations and post-closing payment adjustments in connection with an acquisition to which the seller may become entitled and any amounts payable under the TRA.
          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.
          “Indenture” means this Indenture as amended or supplemented from time to time. “Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.
          “Interest Rate Agreement” means (1) any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement and interest rate collar agreements; and (2) other agreements meant to manage interest rate risk.
          “Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Equity Interests of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The amount of Investments outstanding at any time shall be reduced by the net reduction after the Issue Date in Investments made after the Issue Date resulting from dividends, repayments of loans or advances or other transfers of property, proceeds realized on the sale of any such Investment and proceeds representing the return of the capital, in each case to the Company or any Restricted Subsidiary in respect of such Investment, less the cost of the disposition of any such Investment. The acquisition by the Company or any Restricted Subsidiary of a Restricted Subsidiary that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time.
          For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.04:
     (1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that, upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Managers of the Company.
          “Issue Date” means December 20, 2010.
          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a lien.
          “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Net Available Cash” from an Asset Disposition means cash payments received therefrom, in each case net of:
     (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

     (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;
     (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;
     (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition;
     (5) investment banking, consultant, legal and accounting fees and commissions;
     (6) any restructuring costs incurred in preparation for or as part of such Asset Disposition, and any employee benefit or compensation costs (including retention services) directly attributable to such Assets Disposition; provided, however, that such costs are incurred within six months of such Asset Disposition; and
     (7) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that, upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.
             “Net Cash Proceeds”, with respect to any issuance or sale of Equity Interests or Indebtedness, means the aggregate cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
             “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.
             “Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.
             “Offering Memorandum” means the Offering Memorandum dated December 14, 2010 pursuant to which the Securities issued on the Issue Date were offered to investors.
             “Officer” means the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the General Counsel or the Secretary of the applicable Issuer.

          “Officers’ Certificate” means a certificate signed by two Officers of the Company.
          “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
          “Parent” means any direct or indirect parent company of the Company.
          “Permitted Holders” means (i) Summit Partners, L.P. and KRG Capital Partners, LLC and each of their respective Affiliates and funds or partnerships managed by it or any of its Affiliates, but not including, however, any of their portfolio companies, (ii) any shareholders of the Company who are directors, officers and other management employees of the Company and its Subsidiaries and (iii) any other shareholders of the Company who are shareholders of the Company on the Issue Date. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
          “Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:
     (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;
     (2) connection with the acquisition by Company or any Restricted Subsidiary, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided, however, that such Person’s primary business is a Related Business;
     (3) cash and Cash Equivalents;
     (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
     (5) payroll, travel, moving and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
     (6) loans or advances to officers, directors, and employees made in the ordinary course of business for bona fide business purposes;
     (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

     (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to Section 4.06 or (ii) a disposition of assets not constituting an Asset Disposition (including a disposition of intellectual property rights described in clause (H) of the definition of Asset Disposition);
     (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (i) in exchange for any other Investment or accounts receivable held by the Company or any Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (ii) in compromise, satisfaction or partial satisfaction of obligations of trade creditors, account debtors or customers that were Incurred in the ordinary course of business, the Company or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency or other reorganization of any trade creditor or customer, (iii) in resolution of litigation, arbitration or other disputes or (iv) as a result of foreclosure, perfection or enforcement of any Lien;
     (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits and credits made in the ordinary course of business by the Company or any Restricted Subsidiary;
     (11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 4.03;
     (12) any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);
     (13) repurchases of Securities;
     (14) capital expenditures and purchases and acquisitions of inventory, supplies, material or equipment, including prepayments therefor;
     (15) guarantees of Indebtedness of the Company or any Restricted Subsidiary permitted under Section 4.03 and any other Indebtedness of the Company or a Restricted Subsidiary constituting an Investment and permitted under Section 4.03;
     (16) Investments in connection with the Reorganization Transactions;
     (17) Investments in Aurora Diagnostics, Inc. for administrative costs and expenses prior to the Reorganization Transactions;

     (18) connection with the cancellation, forgiveness, set-off or capitalization of any Indebtedness owed to the Company or any Restricted Subsidiary by the Company or any Restricted Subsidiary;
     (19) loans or other Investments that could otherwise be made as a Restricted Payment in accordance with the terms of this Indenture;
     (20) Investments in another Person made with respect to self-insurance programs;
     (21) Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisition;
     (22) Investments made by the Company or a Restricted Subsidiary consisting only of Capital Stock of the Company or its Parent; and
     (23) additional Investments, when taken together with all other Investments made pursuant to this clause (23) and outstanding on the date such Investment is made, do not exceed the greater of (i) $25.0 million and (ii) 5.0% of Total Assets.
          For purposes of determining whether an Investment is a Permitted Investment, in the event that an Investment (or any portion thereof) meets the criteria of more than one of the types of Permitted Investments described above, or is entitled to be incurred pursuant to paragraph (a) under Section 4.04, the Company, in its sole discretion, will classify (and may later reclassify) such Investment (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Investment in one of the above clauses. The Company will be entitled to divide and classify an Investment in more than one of the types of Permitted Investments described above.
          “Permitted Liens” means, with respect to any Person:
     (1) pledges or deposits by such Person under workers’ compensation laws, social security laws, unemployment insurance laws or similar legislation or regulations, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations or public utility agreements of such Person or deposits of cash or United States government bonds to secure bid, surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
     (2) Liens imposed by law, such as landlords’, banks’, carriers’, warehousemen’s, mechanics’, repairmen’s, workmen’s and materialmen’s Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

     (3) Liens for taxes, assessments, or other governmental charges or claims, in each case not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;
     (4) Liens or deposits to secure the performance of statutory or regulatory obligations or in favor of issuers of surety, appeal, indemnity or performance bonds, warranty and contractual requirements, other obligations of a like nature or letters of credit issued pursuant to the request of and for the account of such Persons in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;
     (5) minor survey exceptions, minor encumbrances, easements, encroachments or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (6) Liens to secure Permitted Indebtedness Incurred under Section 4.03(b)(11);
     (7) Liens to secure Permitted Indebtedness Incurred under Sections 4.03(b)(1);
     (8) Liens existing on the Issue Date;
     (9) Liens on assets, property or Equity Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);
     (10) Liens on property or assets at the time such Person or any of its Subsidiaries acquires the property or assets, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property or assets owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);
     (11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;
     (12) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture;

     (13) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (8), (9), (10) or (27) of this definition; provided, however, that:
          (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and
          (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (8), (9), (10) or (27) of this definition at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing, refunding, extension, renewal or replacement;
     (14) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to clients on or about the premises of which such equipment is located;
     (15) Liens in favor of the Company or the Subsidiary Guarantors;
     (16) Liens deemed to exist in connection with Permitted Investments that constitute repurchase obligations and in connection with setoff rights;
     (17) Liens solely on cash collateral securing reimbursement obligations in respect of standby or documentary letters of credit permitted to be Incurred under this Indenture;
     (18) Liens incurred by the Company or any Restricted Subsidiary relating to non-assignment provisions under service contracts;
     (19) Liens incurred in connection with the financing of insurance premiums and pledges and deposits of cash or Cash Equivalents made in connection with self-insurance programs;
     (20) Liens arising by operation of Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;
     (21) other Liens securing obligations Incurred which obligations do not exceed $15.0 million at any one time outstanding;
     (22) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods in the ordinary course of business;

     (23) Liens solely on any cash earnest money deposits and cash earnout money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement or other Investment permitted under this Indenture;
     (24) licenses and sublicenses of intellectual property granted by the Company or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of the Company or such Subsidiary;
     (25) attachments, judgments and other similar Liens arising in connection with court proceedings not giving rise to an Event of Default;
     (26) leases, subleases, licenses or sublicenses entered into in the ordinary course of business with third parties which (i) do not interfere in any material respect with the ordinary conduct of the business of any the Company or its Subsidiaries or (ii) in the case of leases and subleases, materially impair the use (for its intended purposes) or the value of the property subject thereto; and
     (27) other Liens securing Indebtedness; provided, however, that, at the time of incurrence after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 3.0 to 1.0, provided that, solely for purposes of calculating the Consolidated Secured Leverage Ratio pursuant to this clause
     (27), the amount of Credit Facility Indebtedness that has been Incurred pursuant to clause (b)(1) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” and secured under clause (7) of this definition shall be deemed to equal the sum of (x) $155.0 million and (y) the amount of any Indebtedness outstanding under any revolving Credit Facility of the Company or its Restricted Subsidiaries and secured under clause (7) of this definition.
     For purposes of determining whether Lien is a Permitted Lien, in the event that a Lien (or any portion thereof) meets the criteria of more than one of the types of Permitted Liens described above, the Company, in its sole discretion, will classify (and may later reclassify) such Lien (or any portion thereof) at the time of incurrence and will only be required to include the amount and type of such Lien in one of the above clauses. The Company will be entitled to divide and classify a Lien in more than one of the types of Permitted Liens described above.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Preferred Stock,” as applied to the Equity Interests of any Person, means Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.
          “principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

          “Pro Forma Cost Savings” means, with respect to any period, the reduction in costs that were
(1)	directly attributable to an asset acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act in effect and applied as of the Issue Date, or

(2)	implemented by the business that was the subject of any such asset acquisition within the six months prior to or following the date of the asset acquisition and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clause (1) and (2), all such reductions in costs had been effected as of the beginning of such period.
          “Purchase Money Indebtedness” means Indebtedness (other than earn outs) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements, in the ordinary course of business; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further, however, that such Indebtedness is Incurred within 270 days after such acquisition of such assets.
          “Quotation Agent” means the Reference Treasury Dealer selected by the Company.
          “Reference Treasury Dealer” means, Morgan Stanley & Co. Incorporated and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.
          “Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.
          “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease, discharge or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Issuers or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:
     (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;
     (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;
     (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and
     (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities or a Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Securities or such Subsidiary Guarantee, as the case may be, on terms at least as favorable to Holders of the Securities as those contained in the documentation governing the Indebtedness being Refinanced.
provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.
          “Registration Rights Agreement” means the registration rights agreement dated the Issue Date, among the Issuers, the Subsidiary Guarantors and the Initial Purchasers (as defined therein).
          “Related Business” means any business in which the Company or any of its Subsidiaries was engaged on the Issue Date and any business related, ancillary, complementary or corollary to such business.
          “Reorganization Transactions” means such term as is defined, contemplated and permitted under the Credit Facilities, as amended from time to time in accordance with the terms of the Credit Facilities.
          “Restricted Payment” with respect to any Person means:
     (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Equity Interests (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Equity Interests (other than (A) dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned

Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));
     (2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Company held by any Person (other than by a Restricted Subsidiary) including the exercise of any option to exchange any such Equity Interests (other than into Equity Interests of the Company that is not Disqualified Stock);
     (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary, (B ) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement, or (C) earn outs or seller notes); or
     (4) the making of any Investment (other than a Permitted Investment) in any Person.
          “Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.
          “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
          “Sale/Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or any Restricted Subsidiary (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereinafter acquired, and (b) thereafter, leases such property other than leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.
          “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” means the U.S. Securities Act of 1933, as amended. “Senior Indebtedness” means with respect to any Person:
     (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and
     (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Securities or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:
     (1) any obligation of such Person to the Company or any Subsidiary of the Company;
     (2) any liability for Federal, state, local or other taxes owed or owing by such Person;
     (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);
     (4) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person (other than Indebtedness that is subordinate with respect to payment of proceeds of secured assets);
     (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture;
     (6) any Indebtedness, which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Person;
     (7) any Indebtedness of or amounts owed by such Person for compensation to employees or for services rendered to another Person; and
          (8) Indebtedness of such Person to a Subsidiary or any other Affiliate or any of such Affiliate’s Subsidiaries.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC and, for purposes of an Event of Default, any group of Restricted Subsidiaries that combined would be such a Significant Subsidiary.
          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
          “Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement, executed by such Person (or a trustee acting on such Person’s behalf) to whom such Indebtedness is owed to that effect.
          “Subsidiary” means, with respect to any Person, any corporation, association, partnership, joint venture (whether in corporate, partnership or other legal form) or other business entity (a) of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, or (b) the management and policies of which are directed (whether by ownership or contract), by:
     (1) such Person;
     (2) such Person and one or more Subsidiaries of such Person; or
     (3) one or more Subsidiaries of such Person.
          “Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities pursuant to this Indenture, including any Guarantee Agreement.
          “Subsidiary Guarantor” means each Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the notes pursuant to the terms of this Indenture. The Subsidiaries of the Company that shall execute this Indenture as a guarantor on the Issue Date include: Aurora Diagnostics, LLC, Aurora Greensboro, LLC, Aurora LMC, LLC, Aurora Massachusetts, LLC, Aurora Michigan, LLC, Aurora New Hampshire, LLC, Bernhardt Laboratories, Inc., Biopsy Diagnostics, LLC, C R Collections, LLC, Covenant Healthcare Lab, LLC, Cunningham Pathology, L.L.C., Greensboro Pathology, LLC, Hardman Pathology ADX, LLC, Laboratory of Dermatopathology ADX, LLC, Mark & Kambour, LLC, Mark & Kambour Holdings, Inc., Pathology Solutions, LLC, Seacoast Pathology, Inc. and Twin Cities Dermatopathology, LLC.
          “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.
          “Total Assets” means, as of any date of determination, the total assets reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter of the Company for which an internal balance sheet is available, on a consolidated basis determined in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness, any Lien or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).
          “TRA” means the Tax Receivable Agreement to be entered into by the Company in connection with its first public Equity Offering, which shall be substantially in the form provided as an exhibit to the Credit Agreement, as may be amended from time to time to the extent permitted by the Credit Facilities.
          “Trustee” means U.S. Bank National Association until a successor replaces it and, thereafter, means the successor.

          “Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “Unrestricted Subsidiary” means:
     (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Managers of the Company in the manner provided below; and
     (2) any Subsidiary of an Unrestricted Subsidiary.
          The Board of Managers of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.
          The Board of Managers of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Managers of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Managers of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
          “U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.
          Except as described in Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.
          “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America

(including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
          “Voting Stock” of a Person means all classes of Equity Interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
          “Wholly Owned Subsidiary” means a Restricted Subsidiary all the Equity Interests of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.
          SECTION 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.07(a)
“Alternate Offer”	4.10
“Appendix”	2.01
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.09(b)
“Contribution Indebtedness”	4.03(b)(15)
“covenant defeasance option”	8.01(b)
“Coverage Indebtedness”	4.03(a)
“Credit Facility Indebtedness”	4.03(b)(1)
“Cross acceleration provision”	6.01(5)
“Custodian”	6.01
“Event of Default”	6.01
“Excess Proceeds”	4.06(b)
“Guaranteed Obligations”	10.01
“Initial Lien”	4.11
“Issuers”	Preamble
“legal defeasance option”	8.01(b)
“Paying Agent”	2.03
“Payment Default”	6.01(5)
“Permitted Indebtedness”	4.03(b)
“Registrar”	2.03
“Securities”	Preamble
“Successor Company”	5.01(a)(1)
          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
          “Commission” means the SEC;
          “indenture securities” means the Securities and the Subsidiary Guarantees;

          “indenture security holder” means a Securityholder or Holder;
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the indenture securities means the Issuers, each Subsidiary Guarantor and any other obligor on the indenture securities.
          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
          SECTION 1.04. Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) “including” means including without limitation;
     (5) words in the singular include the plural and words in the plural include the singular;
     (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
     (7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;
     (8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
     (9) the amount of any Preferred Stock that does not have a fixed redemption, repayment or repurchase price shall be the maximum liquidation value of such Preferred Stock;
     (10) all references to the date the Securities were originally issued shall refer to the Issue Date, except as otherwise specified;
     (11) references to the Issuers mean either the Issuers or the applicable Issuer, as the context requires, and references to an Issuer mean either such Issuer or the Issuers, as the context requires; and

     (12) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Securities, such mention shall be deemed to include mention of the payment of additional interest, to the extent that, in such context, additional interest is, was or would be payable in respect thereof pursuant to paragraph 1 of the Securities.
Article 2
The Securities
          SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.
          SECTION 2.02. Execution and Authentication. One Officer of each Issuer shall sign the Securities by manual or facsimile signature.
          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
          On the Issue Date, the Trustee shall authenticate and deliver $200,000,000 of 10.750% Senior Notes Due 2018 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Issuers signed by one Officer of each Issuer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.
          The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
          SECTION 2.03. Registrar and Paying Agent. The Issuers shall maintain an office or agency (which may be the office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency (which may be the office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.
          The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Either Issuer or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.
          The Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with the Securities.
          SECTION 2.04. Paying Agent To Hold Money in Trust. The Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due on the dates and in the manner provided in the Securities. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent holds (as of 1:00 p.m., New York City time, on the due date) money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal and premium, if any, and interest, if any, then due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Issuers in making any such payment. If one of the Issuers or a Subsidiary of one of the Issuers acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.
          SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.
          SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond that is sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security.
          Every replacement Security is a valid Obligation of the Issuers evidencing the same debt as the mutilated, lost, destroyed or wrongfully taken Security and shall be entitled to all the benefits of the Indenture equally and proportionately with all other Securities duly issued hereunder.
          SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security.
          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by bona fide purchaser.
          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
          SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

          SECTION 2.10. Cancellation. The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Issuers. The Issuers may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.
          SECTION 2.11. Defaulted Interest. If the Issuers default in a payment of interest on the Securities, the Issuers shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner at the rate provided in the Securities and Section 4.01. The Issuers may pay the defaulted interest at the rate provided in the Securities and Section 4.01 to the persons who are Securityholders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
          SECTION 2.12. CUSIP Numbers, ISINs, etc. The Issuers in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Issuers shall have any responsibility for any defect in the “CUSIP” numbers, ISINs or “Common Code” numbers that appears on any security, check, advance of payment or redemption notice, any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.
          SECTION 2.13. Issuance of Additional Securities. After the Issue Date, the Issuers shall be entitled, subject to their compliance with Section 4.03, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price and rights under a related registration rights agreement, if any. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.
          With respect to any Additional Securities, each Issuer shall set forth in a resolution of the Board of Managers and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:
     (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Issuers are relying on to issue such Additional Securities;

     (2) the issue price and the issue date, and the “CUSIP” and/or ISIN number of such Additional Securities, if any; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to not be fungible for U.S. federal income tax purposes with any other Securities issued under this Indenture; and
     (3) whether such Additional Securities shall be issued in the form of Initial Securities as set forth in Exhibit 1 or shall be issued in the form of Exchange Securities as set forth in Exhibit A.
Article 3
Redemption
          SECTION 3.01. Notices to Trustee. If the Issuers elect to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.
          The Issuers shall give each notice to the Trustee provided for in this Section at least 30 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuers to the effect that such redemption will comply with the conditions herein.
          SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata to the extent practicable by lot or such other method that complies with the applicable legal and securities exchange requirements, if any, as the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuers promptly of the Securities or portions of Securities to be redeemed.
          SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuers shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Article 8.
          The notice shall identify the Securities to be redeemed and shall state:
     (1) the redemption date;
     (2) the redemption price;

     (3) the name and address of the Paying Agent;
     (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;
     (6) that, unless the Issuers default in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
     (7) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and
     (8) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.
          At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at the Issuers’ expense. In such event, the Issuers shall provide the Trustee with the information required by this Section 3.03, at least 40 days (unless a shorter time shall also be acceptable to the Trustee) prior to the redemption date.
          SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not impair or affect the validity of the notice to any other Holder.
          SECTION 3.05. Deposit of Redemption Price. One Business Day prior to the redemption date, the Issuers shall deposit with the Paying Agent (or, if one of the Issuers or a Subsidiary of one of the Issuers is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Issuers to the Trustee for cancellation. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of and accrued interest on all securities to be redeemed.
          SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers’ expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Article 4
Covenants
          SECTION 4.01. Payment of Securities. The Issuers shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture (as of 1:00 p.m., New York City time, on the due date) money sufficient to pay all principal and interest then due.
          The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.
          SECTION 4.02. Reports. Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act so long as any Securities are outstanding, the Company shall provide or cause to be provided to the Trustee and Holders (and file with the SEC for public availability) such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be provided at the times specified for the filings of such reports under such Sections.
          Prior to the consummation of the exchange offer or registration contemplated by the Registration Rights Agreement, and at any time during which the SEC will not accept filing of reports for inclusion in the EDGAR system, the posting of the reports referred to above on the Company’s primary web site shall be deemed to satisfy the Company’s delivery obligation; provided, however, that the Company shall use reasonable efforts to inform Holders of the availability of such reports, which may be satisfied by, among other things, a press release on any national business press release wire service. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept such filings. Notwithstanding the foregoing, the Company may satisfy such requirements prior to the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (as defined in the Registration Rights Agreement) by filing with the SEC the Exchange Offer Registration Statement or Shelf Registration Statement, to the extent that any such Registration Statement contains substantially the same information as would be required to be filed by the Company if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and by providing the Trustee and Holders with such Registration Statement (and any amendments thereto) promptly following the filing thereof.
          At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

          In addition, at any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Holders and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act.
          SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Restricted Subsidiaries shall be entitled to Incur Indebtedness if the Consolidated Coverage Ratio for the Company’s most recent four consecutive fiscal quarters ending at least 45 days prior to the date on which such additional Indebtedness is Incurred would have been at least 2.2 to 1.0 (including a pro forma application of the Net Cash Proceeds therefrom including to Refinance other indebtedness), as if the additional Indebtedness had been Incurred at the beginning of such four-quarter period (any such Indebtedness Incurred pursuant to this Section 4.03(a) being herein referred to as “Coverage Indebtedness”).
          (b) Notwithstanding the foregoing Section 4.03(a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness (any such Indebtedness Incurred pursuant to this Section 4.03(b) being herein referred to as “Permitted Indebtedness”):
     (1) Indebtedness Incurred pursuant to any Credit Facility, including the Credit Agreement, in an aggregate amount outstanding at any time not to exceed $265.0 million (any such Indebtedness Incurred pursuant to this clause (1) being herein referred to as “Credit Facility Indebtedness”);
     (2) Indebtedness owed to and held by an Issuer or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Equity Interests which results in any such Indebtedness being held by a Person other than an Issuer or a Restricted Subsidiary shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on any such Indebtedness owing to a Restricted Subsidiary that is not the Co-Issuer or a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all its obligations with respect to the Securities and (C) if a Subsidiary Guarantor is the obligor on any such Indebtedness owing to a Restricted Subsidiary that is not the Co-Issuer or a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee;
     (3) Indebtedness represented by the Securities to be issued on the Issue Date and the Subsidiary Guarantees thereof (and any Exchange Securities (other than any Additional Securities) and Guarantees issued in exchange for the Subsidiary Guarantees);
     (4) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b));

     (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company or Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company or a Restricted Subsidiary); provided, however, that on the date such Restricted Subsidiary was acquired by the Company or by a Restricted Subsidiary or otherwise became a Restricted Subsidiary and after giving pro forma effect to the Incurrence of such Indebtedness, either (A) the total amount of Indebtedness Incurred and outstanding under this clause (5) is an aggregate amount not greater than $1.0 million, or (B) either (x) the Company would have been able to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 4.03(a) or (y) the Consolidated Coverage Ratio after giving effect to such acquisition is no less than immediately prior to such acquisition;
     (6) Refinancing Indebtedness in respect of Coverage Indebtedness or of Permitted Indebtedness Incurred pursuant to clauses (3), (4) or (5) of this Section 4.03(b) or this clause (6);
     (7) Hedging Obligations or entry into derivative transactions, in each case, in the normal course of business and so long as such obligations and transactions are not entered for speculative purposes;
     (8) obligations in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, insurance premium finance agreements and arrangements, reclamation, statutory obligations, bankers’ acceptances, performance, bid, surety, statutory, appeal or similar bonds or obligations and letters of credit or completion and performance guarantees or equipment leases or other similar obligations (or guarantees thereof) provided by the Company or any Restricted Subsidiary in the ordinary course of business;
     (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;
     (10) Indebtedness consisting of the Subsidiary Guarantee of a Subsidiary Guarantor and any Guarantee by an Issuer or any Subsidiary Guarantor of Indebtedness Incurred pursuant to clause (6) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to clause (3) or (4); provided, however, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Securities, then the Guarantee thereof shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness being Guaranteed;
     (11) Indebtedness including Purchase Money Indebtedness or Capital Lease Obligations Incurred to finance all or any part of the purchase price or cost of design,

lease, development, construction, installation or improvement (including at any point subsequent to the purchase) of property (real or personal and including acquisitions of Equity Interests), plant or equipment used in the business of the Company or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), or repairs, additions or improvements to such assets, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (11) and then outstanding, does not exceed the greater of (x) $15.0 million and (y) 3.0% of Total Assets at the time Incurred;
     (12) Indebtedness arising from agreements (including promissory notes) of the Company or a Restricted Subsidiary providing for indemnification, non-compete, consulting, deferred compensation, adjustment of purchase price, earn outs, seller notes, Guarantees or similar obligations (including from guarantees, letters of credit, surety bonds or performance bonds securing the performance of the Company or such Restricted Subsidiary pursuant to such agreements), in each case, Incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary or any other Investment;
     (13) Indebtedness to the extent the Net Cash Proceeds thereof are promptly deposited to defease the Securities pursuant to Article 8;
     (14) Indebtedness of the Company or any Restricted Subsidiary equal to 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Equity Interests (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash consisting of a capital contribution received by the Company from its shareholders subsequent to the Issue Date; provided, however, that such Net Cash Proceeds or cash have not served (and shall not serve) as a basis for (x) making any Restricted Payment permitted by Section 4.04(a) or clause (1) or (2) of Section 4.04(b) or (y) redeeming Securities pursuant to paragraph 5 of the Securities (any Indebtedness Incurred pursuant to this clause (14) being herein referred to as “Contribution Indebtedness”);
     (15) Indebtedness consisting of promissory notes issued to current or former directors, consultants, managers, officers and employees or their spouses or estates of any Issuer or the Restricted Subsidiaries to purchase or redeem Capital Stock of the Company issued to such director, consultant, manager, officer or employee in an aggregate principal amount at any time outstanding not to exceed $2.0 million;
     (16) Guarantees by the Issuers or any Restricted Subsidiary of Indebtedness of an Issuer or a Restricted Subsidiary that was permitted to be Incurred by another provision of this Section 4.03;

     (17) Indebtedness incurred by the Company or any Restricted Subsidiary with respect to letters of credit issued in the ordinary course of business in an aggregate principal amount at any time outstanding not to exceed $2.0 million;
     (18) Indebtedness owed to Unrestricted Subsidiaries and Indebtedness of a joint venture in an aggregate principal amount at any time outstanding not to exceed $10.0 million; and
     (19) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the date of such Incurrence under this clause (19) does not exceed 5.0% of Total Assets.
          (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor shall Incur any Permitted Indebtedness if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Securities or the applicable Subsidiary Guarantee to at least the same extent as such Subordinated Obligations.
          (d) For purposes of determining compliance with this Section 4.03:
          (1) any Indebtedness remaining outstanding under the Credit Agreement after the application of the Net Cash Proceeds from the sale of the Securities initially shall be treated as Incurred on the Issue Date under Section 4.03(b)(1);
          (2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described in clauses (1) through (19) of Section 4.03(b), or is entitled to be Incurred pursuant to Section 4.03(a), the Company, in its sole discretion, shall classify (and may later reclassify) such item of Indebtedness (or any portion thereof) at the time of Incurrence (and in the case of a reclassification, only to the extent the reclassified item could be Incurred pursuant to the criteria at the time of such reclassification) and shall only be required to include the amount and type of such Indebtedness in one of the above clauses; and
          (3) the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and
          (4) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.03.
          (e) For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred.
          SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:
     (1) a Default shall have occurred and be continuing (or would result therefrom);
     (2) the Company is not entitled to Incur an additional $1.00 of Coverage Indebtedness under Section 4.03(a); or
     (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date (excluding Restricted Payments permitted by clauses (b)(1), (2), (4), (5), (6), (7), (9), (10), (11), (12), (13) and (14)) would exceed the sum of (without duplication):
     (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus
     (B) 100% of the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities, assets or other property received by the Company from the issuance or sale of its Equity Interests (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash (or the Fair Market Value of any Cash Equivalents) consisting of a capital contribution received by the Company from its shareholders subsequent to the Issue Date; provided, however, that any such Net Cash Proceeds or cash has not served as a basis for the Incurrence of any Contribution Indebtedness; plus

     (C) the amount by which Indebtedness of the Company is reduced upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus
     (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary.
     (b) The provisions of Section 4.04(a) shall not prohibit:
     (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Equity Interests of the Company (other than Disqualified Stock and other than Equity Interests issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its stockholders; provided, however, that the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);
     (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Issuers or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to Section 4.03 or in exchange for Equity Interests;
     (3) the payment of any dividend or redemption of any Capital Stock or Subordinated Indebtedness within 60 days after the date of declaration thereof or call for redemption, if at such date of declaration or call for redemption such payment or redemption was permitted by the provisions of Section 4.04(a) (the declaration of such payment shall be deemed a Restricted Payment under Section 4.04(a) as of the date of declaration, and the payment itself shall be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under Section 4.04(a) (it being understood that any Restricted Payment made in reliance on this clause (3) shall reduce the amount available for Restricted Payments pursuant to Section 4.04(a)(3) only once);
     (4) the purchase, redemption or other acquisition of Equity Interests of the Company, any Parent or any of its Subsidiaries from employees, former employees, directors or former directors of the Company, any Parent or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), upon termination of employment or pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Managers of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, such Equity Interests; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed $10.0 million in the aggregate;
     (5) the declaration and payments of dividends or distributions on Disqualified Stock issued pursuant to Section 4.03; provided, however, that, at the time of payment of such dividend or distribution, no Default shall have occurred and be continuing (or result therefrom);
     (6) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represents a portion of the exercise price of such options and repurchases of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for taxes payable by such employee upon such grant or award or vesting thereof;
     (7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04 (as determined in good faith by the Board of Managers of the Company);
     (8) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Issuers or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuers (or a third party to the extent permitted by this Indenture) have made a Change of Control Offer with respect to the Securities as a result of such Change of Control and have repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer;
     (9) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 4.03(b)(2); provided, however, that no Default has occurred and is continuing or would otherwise result therefrom (unless such payments are otherwise not prohibited under any Credit Facility);
     (10) so long as the Company is treated as a partnership or other pass-through entity for federal, state and/or local income tax purposes, the payment of distributions by the Company to its members in order to pay federal, state or local taxes incurred by such members (or their direct or indirect owners) on income or gains of the Company (determined on a consolidated basis) in an amount equal to the required distributions (and at the required times) pursuant to the Company’s organizational documents (“Tax Payments”);
     (11) so long as no Default or Event of Default exists or would occur, the declaration and payment of dividends on the Company’s common stock or common membership interests (or a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public Equity Offering of the Company’s common stock (or of the common stock of any of the Company’s direct or indirect parent entities) after the Issue Date, of, in the case of the first public Equity Offering of the Company’s common stock, up to 6.0% per annum of the Net Cash Proceeds received by the Company in such Equity Offering or, in the case of the first public Equity Offering of the common stock of any of the Company’s direct or indirect parent entities, up to 6.0% per annum of the Net Cash Proceeds contributed by such parent entity to the Company from the Net Cash Proceeds received from such parent entity in an Equity Offering;
     (12) payments to the applicable parties to the TRA, limited to the amounts required to be made pursuant to the TRA on an annual basis, and not to include any payments due in excess of such annual amounts as a result of the acceleration of the TRA; provided that the Company can make payments to reduce principal or interest of deferred or accelerated amounts that would otherwise be due under the TRA to the extent such payments do not exceed the annual amounts that otherwise would have been required to be made pursuant to the TRA;
     (13) Restricted Payments made in connection with the Reorganization Transactions; and
     (14) other Restricted Payments not to exceed $15.0 million.
          SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) sell, lease or transfer any of its properties or assets to the Company, except with respect to clauses (a), (b) and (c) any encumbrance or restriction:

     (1) pursuant to an agreement in effect at or entered into on the Issue Date, including the Credit Agreement in effect on the Issue Date;
     (2) with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;
     (3) pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(1), (2) or (12) or this clause (3) or contained in any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or Refinancing to an agreement referred to in Section 4.05(1), (2) or (12) or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially more restrictive taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced;
     (4) imposed pursuant to an agreement entered into for, or the options or right with respect to, the sale or disposition of all or substantially all the Equity Interests or assets of a Restricted Subsidiary or the Company pending the closing of such sale or disposition;
     (5) contained in joint venture agreements, asset sale agreements, sale-leaseback agreements (with respect to assets under lease), stock sale agreements, limited liability company organizational documents and other similar agreements;
     (6) on cash, cash equivalents, marketable securities, investment grade securities or other deposits or net worth imposed by customers or lessors (including governmental entities) under contracts or leases entered into in the ordinary course of business;
     (7) contained in this Indenture, the Securities, any Exchange Securities and the Subsidiary Guarantees;
     (8) under applicable laws, rules, regulations and orders;
     (9) arising in the ordinary course of business, not relating to any Indebtedness, that does not, individually or in the aggregate, materially detract from the value of the property or assets of the Company and its Restricted Subsidiaries, taken as a whole, or adversely affect the Company’s ability to make principal and interest payments on the Securities, in each case, as determined in good faith by the Company;
     (10) consisting of customary nonassignment provisions and provisions restricting subletting or other transfers in leases, licenses, contracts (including service contracts) and other agreements entered into in the ordinary course of business;

     (11) in connection with any Lien permitted to be incurred pursuant to Section 4.11 that limits the right of the debtor to dispose of the assets subject to such Lien;
     (12) with respect to purchase money obligations for property acquired and Capital Lease Obligations that impose restrictions on the property purchased or leased;
     (13) arising in customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;
     (14) on the Company’s ability, or the ability of any Restricted Subsidiary, to transfer its interest, or property held, in a joint venture;
     (15) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited in this Indenture; and
     (16) in connection with other Indebtedness of the Company or any Restricted Subsidiary, in each case, that is incurred subsequent to the Issue Date pursuant to Section 4.03 and, with respect to the Company and the Restricted Subsidiaries that are obligors or guarantors under any Credit Facilities only, the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to the Company, taken as a whole, as determined by the Board of Managers of the Company in good faith, than the provisions contained in the Credit Agreement as in effect on the Issue Date.
          SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:
     (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition; and
     (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Additional Assets.
          (b) Within 365 days after the receipt of Net Available Cash, the Company or such Restricted Subsidiary may, at its option, apply such Net Available Cash:
     (1) to repay (x) Credit Facility Indebtedness, (y) any Indebtedness secured by a Lien on the assets sold, or (z) any other Senior Indebtedness of the Company or a Subsidiary Guarantor; provided, however, that to the extent the Company or such Restricted Subsidiary repays any such other Senior Indebtedness, the Company shall equally and ratably reduce the principal amount of Securities outstanding, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or through redemption, or shall offer (in accordance with the procedures set forth in Section 4.06(b)) to all Holders to purchase their Securities at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, thereon up to a principal amount which, if the offer were accepted, would result in such reduction;
     (2) to acquire Additional Assets or all or substantially all of the assets of, or majority of Voting Stock of, another Related Business; or
     (3) to acquire other long-term assets that are used or useful in a Related Business (and current assets incidental thereto);
provided, however, that in connection with any repayment of Indebtedness pursuant to clause (b)(1) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so repaid.
          In Section 4.06(b)(2) and (b)(3), the entry into a definitive agreement to acquire such assets within 365 days after the receipt of any Net Available Cash from an Asset Disposition shall be treated as a permitted application of the Net Available Cash from the date of such agreement so long as the Company or such Restricted Subsidiary enters into such agreement with the good faith expectation that such Net Available Cash shall be applied to satisfy such commitment within 180 days of such agreement and such Net Available Cash is actually so applied within such 180-day period.
          Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in Sections 4.06(b)(1)-(b)(3) shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers shall make an offer to Holders (and all holders of other Senior Indebtedness of the Company or of a Subsidiary Guarantor designated by the Company) containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase the maximum principal amount of Securities and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds.
          Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash shall be held in cash, invested in Cash Equivalents or applied to temporarily reduce revolving credit indebtedness.
          For the purposes of this Section 4.06, the following are deemed to be cash or Cash Equivalents:
     (1) the assumption or discharge of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;
     (2) securities, notes, or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such

Restricted Subsidiary into cash within 180 days of the consummation of the Asset Disposition, to the extent of the cash received in such conversion; and
     (3) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed an amount equal to $10.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
          (c) In the event of an Asset Disposition that requires the Company to make an offer to Holders of Securities pursuant to Section 4.06(b), the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other Senior Indebtedness of the Company or of a Subsidiary Guarantor) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such other Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities shall be minimum denominations of $2,000 principal amount or any greater integral multiple of $1,000. The Company shall not be required to make such an offer to purchase Securities (and other Senior Indebtedness of the Company or of a Subsidiary Guarantor) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash shall be deemed to be reduced by the aggregate amount of such offer.
          (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.
          SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, or the rendering of any service) with, or for the benefit of, any Affiliate of the Company involving aggregate payments or consideration in excess of $5.0 million (an “Affiliate Transaction”) unless:

     (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;
     (2) if such Affiliate Transaction involves an amount in excess of $10.0 million, the Board of Managers of the Company has determined in good faith that the criteria set forth in Section 4.07(a)(1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Managers of the Company; and
     (3) if such Affiliate Transaction involves an amount in excess of $20.0 million, the Board of Managers of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.
     (b) The provisions of Section 4.07(a) shall not prohibit:
     (1) any Investment (including any Permitted Investment under clauses (1), (5), (6), (12), (16), (17) and (18) of the definition thereof) or Restricted Payment, in each case permitted to be made pursuant to Section 4.04 and the Reorganization Transactions;
     (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, employee benefit plans, stock options, stock ownership plans, severance arrangements or any similar arrangement approved by the Board of Managers of the Company;
     (3) loans or advances to directors, officers and employees in the ordinary course of business;
     (4) the payment of reasonable fees, expenses and compensation to, and indemnities provided for the benefit of, former, current or future officers, directors or managers, employees or consultants of the Company or any of its Restricted Subsidiaries and the payment of (i) management and advisory fees to, and expenses of, (A) Permitted Holders to the extent permitted by the Credit Facilities until the first public Equity Offering of the Company’s common stock and (B) to Haverford pursuant to the Consulting Agreement and (ii) costs and expenses (including indemnification) to holders of Equity Interests (in such capacity);
     (5) any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity (including Unrestricted Subsidiaries) which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity, including an Investment made in such entity to the extent permitted pursuant to this Indenture;

     (6) the issuance or sale of any Equity Interests (other than Disqualified Stock) of the Company;
     (7) any agreement as in effect on the Issue Date or as described in the Offering Memorandum or any amendments, renewals or extensions of any such agreement (so long as such renewals or extensions are not disadvantageous to the Company in any material respect when taken as a whole as compared to the applicable agreement as in effect on the Issue Date) and the transactions evidenced thereby;
     (8) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Managers of the Company or the senior management thereof, or are on terms at least as favorable as might be reasonably obtained at such time from an unaffiliated party;
     (9) the granting or performance of customary registration rights in respect of Equity Interests held or acquired by Affiliates of the Company;
     (10) any transaction between the Company or any Restricted Subsidiary and an Unrestricted Subsidiary relating to self-insurance arrangements;
     (11) acquisition or holding by an Affiliate of the Company of any Indebtedness under the Credit Facilities, the notes or other Capital Markets Indebtedness issued by the Company or any Restricted Subsidiary upon the same terms as those offered to Persons who are not Affiliates;
     (12) Indebtedness under clauses (12) and (15) of Section 4.03; and
     (13) the issuance and sale of the Securities issued on the Issue Date and the application of the proceeds therefrom as contemplated by the Offering Memorandum.
          SECTION 4.08. Limitation on Line of Business. The Company shall not, and shall not permit any Restricted Subsidiary, to engage in any business other than a Related Business, except as would not be material to the Company and its Restricted Subsidiaries taken as a whole.
          SECTION 4.09. Limitation on Co-Issuer. The Co-Issuer may not hold any material assets (other than Indebtedness owing to Co-Issuer by the Company or any Restricted Subsidiary and non-material Cash Equivalents), become liable for any obligations or engage in any business activities (other than treasury, cash management and activities incidental thereto); provided, however, that the Co-Issuer may be a co-obligor or guarantor with respect to the Securities or any other Indebtedness (including the Credit Facilities) if the Company is an obligor of such Indebtedness and the Net Cash Proceeds of such Indebtedness are received by the Company or one or more of the Subsidiary Guarantors and may engage in activities directly related or necessary in connection therewith. The Co-Issuer shall be a Wholly Owned Subsidiary of the Company at all times. At any time after the Company or any successor to the

Company is a corporation, the Co-Issuer may merge with or consolidate into the Company or any Subsidiary of the Company.
          SECTION 4.10. Change of Control. Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuers repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
          Subject to compliance with the provisions of the succeeding paragraph, within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:
     (1) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);
     (2) the circumstances and relevant facts regarding such Change of Control (including information to the extent available, with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);
     (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
     (4) the instructions, as determined by the Issuers, consistent with this Section, that a Holder must follow in order to have its Securities purchased.
          The Issuers shall not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer, (2) notice of redemption has been given pursuant to this Indenture as described above under Section 3.01 unless and until there is a default in the payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control for which a definitive agreement is in place the Company or a third party has made an offer to purchase (an “Alternate Offer”) any and all Securities validly and properly tendered at a cash price equal to or higher than the Change of Control payment (as described above) and has purchased all Securities validly and properly tendered and not withdrawn in accordance with the terms of the Alternate Offer; provided, however, that the terms of such Alternate Offer shall not require the Holders to irrevocably tender the Securities and such Alternate Offer shall not close until the Change of Control is actually consummated.

          The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section by virtue of their compliance with such securities laws or regulations.
          SECTION 4.11. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (other than Permitted Liens) of any nature whatsoever on any of its property or assets (including Equity Interests of a Restricted Subsidiary), whether now owned or hereafter acquired, securing any Indebtedness (the “Initial Lien”) without effectively providing that the Securities, or in the case of an Initial Lien on any property or assets of any Subsidiary Guarantor, the Subsidiary Guarantee of such Subsidiary Guarantor, shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.
          Any such Lien thereby created in favor of the Securities or any such Subsidiary Guarantee shall be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, (ii) in the case of any such Lien in favor of any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of this Indenture or (iii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien.
          SECTION 4.12. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:
     (1) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.11;
     (2) the gross proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and
     (3) the Company applies the proceeds of such transaction in compliance with Section 4.06.
          SECTION 4.13. Future Subsidiary Guarantors. The Company shall cause each Restricted Subsidiary that Guarantees any (i) Credit Facility Indebtedness or (ii) Capital Markets Indebtedness to, at the same time, execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture and applicable to the other Subsidiary Guarantors and deliver to the Trustee an Opinion of Counsel.

          SECTION 4.14. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether or not to the best of the knowledge of the signers thereof a Default occurred during such period. If a Default shall have occurred during such period, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.
Article 5
Successor Company
          SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:
     (1) (x) the Company shall be the surviving corporation or limited liability company or (y) the resulting, surviving or transferee Person (the “Successor Company”) shall be a limited liability company or corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;
     (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
     (3) immediately after giving pro forma effect to such transaction, either (a) the Company or the Successor Company would have been able to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 4.03(a) or (b) the Consolidated Coverage Ratio is no less than immediately prior to such transaction; and
     (4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;
provided, however, that clause (3) shall not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Equity Interests of the Company are distributed to any Person), (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction, or (C) the Company merging with a Person for purposes of the Reorganization Transactions.

          For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
          The Successor Company (if not the Company) shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.
          (b) The Co-Issuer shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:
     (1) (x) the Co-Issuer shall be the surviving corporation, (y) the resulting, surviving or transferee Person (the “Successor Co-Issuer”) is the Company or a Subsidiary Guarantor or (z) the Successor Co-Issuer shall be a limited liability company or corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Co-Issuer (if not the Co-Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of the Co-Issuer under the Securities and this Indenture;
     (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Co-Issuer as a result of such transaction as having been Incurred by such Successor Co-Issuer at the time of such transaction), no Default shall have occurred and be continuing with respect to the Co-Issuer; and
     (3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.
          The Successor Co-Issuer (if not the Co-Issuer) shall be the successor to the Co-Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Co-Issuer under this Indenture, and the Co-Issuer, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.
Article 6
Defaults and Remedies
          SECTION 6.01. Events of Default. An “Event of Default” occurs if:
     (1) the Issuers default in the payment of interest on the Securities when due, continued for 30 consecutive days;

     (2) the Issuers default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;
     (3) the Issuers fail for 30 days after notice to comply with Section 5.01;
     (4) the Issuers or any Subsidiary Guarantor fails to comply with any of the other agreements in this Indenture;
     (5) the Company or any Restricted Subsidiary defaults under any Indebtedness of the Company or Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:
     (A) is caused by a failure to pay any such Indebtedness at the stated maturity thereof prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or
     (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more (the “cross acceleration provision”); provided, however, where (i) neither the Company nor a Restricted Subsidiary has general liability with respect to such Indebtedness, and (ii) the creditor has agreed in writing that such creditor’s recourse is solely to specified assets or Unrestricted Subsidiaries, the amount of such Indebtedness shall be deemed to be the lesser of (x) the principal amount of such Indebtedness, and (y) the Fair Market Value of such specified assets to which the creditor has recourse;
     (6) an Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case;
     (B) consents to the entry of an order for relief against it in an involuntary case;
     (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

     (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against an Issuer or any Significant Subsidiary in an involuntary case;
     (B) appoints a Custodian of an Issuer or any Significant Subsidiary or for any substantial part of its property; or
     (C) orders the winding up or liquidation of an Issuer or any Significant Subsidiary;
or any similar relief is granted under any foreign laws and in each such case the order or decree remains unstayed and in effect for 60 consecutive days;
     (8) the Company or any of the Restricted Subsidiaries fails to pay any final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million (excluding any amounts that an insurance provider has acknowledged liability for), which judgments are not paid, discharged or stayed, for a period of 60 consecutive days; or
     (9) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of this Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.
          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          A Default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within 60 days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
          If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each Holder of the Securities notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Security, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interest of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a statement regarding compliance with this Indenture. Within 30 days of becoming aware of any Default, the Company is required to deliver to the Trustee a written statement specifying such Default.

          SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to an Issuer) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Issuers and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) with respect to an Issuer occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such declaration of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
          SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:
     (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;
     (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer, and if requested by the Trustee, provide to the Trustee reasonable security or indemnity against any loss, liability or expense;
     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
     (5) the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.
          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner or its nominee, the Issuers expressly agree to and acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.
          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.
          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuers, their creditors or its property and, unless prohibited by law or applicable regulations and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.
          SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
     First: to the Trustee for amounts due under Section 7.07;
     Second: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and
     Third: to the Company.
          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Issuers shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.
          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court of competent jurisdiction in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.
          SECTION 6.12. Waiver of Stay or Extension Laws. The Issuers (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
Article 7
Trustee
          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

          (b) Except during the continuance of an Event of Default:
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.
          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.
          SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.
          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
          (f) Unless otherwise specifically identified in this Indenture, any demand, request, direction or notice from an Issuer will be sufficient if signed by an Issuer.
          SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
          SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers’ use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.
          SECTION 7.05. Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs unless such Default shall have been cured or waived. Except in the case of a Default in the payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Securityholders.
          SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each December 15 beginning with the December 15 following the Issue Date, and in any event prior to February 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of December 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuers agree to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.
          As promptly as practicable, upon the Company’s request, the Trustee shall mail to each Securityholder any report received by the Trustee from the Company pursuant to Section 4.02.
          SECTION 7.07. Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuers shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in this defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Issuers, and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own wilful misconduct, negligence or bad faith.
          To secure the Issuers’ payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.
          The Issuers’ payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
          SECTION 7.08. Replacement of Trustee. The Trustee may resign in writing at any time upon 30 days’ prior notice to the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Issuers may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10;
     (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (3) a receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee otherwise becomes incapable of acting.
          If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Securities or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee after written request by any Securityholder who has been a Securityholder for at least six months fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
          SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.
          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The

Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of an Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
          SECTION 7.11. Preferential Collection of Claims Against the Issuers. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
Article 8
Discharge of Indenture; Defeasance
          SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Issuers deliver to the Trustee all outstanding Securities that have been authenticated (other than (i) Securities replaced pursuant to Section 2.07 and (ii) Securities for whose payment has been deposited in trust and thereafter repaid to the Issuers) for cancellation or (2) all outstanding Securities that have not been delivered to the Trustee for cancelation have become due and payable by reason of the mailing of a notice of redemption pursuant to Article 3 hereof or otherwise will become due and payable within one year or are to be called for redemption within one year and the Company irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Securityholders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Securities not previously delivered to the Trustee for cancelation (other than Securities replaced pursuant to Section 2.07) (including principal of, premium and interest, if any, on, the Securities to the date of maturity or redemption), and if in either case the Issuers pay all other sums payable hereunder by the Issuers, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuers.
          (b) Subject to Sections 8.01(c) and 8.02, the Issuers at any time may terminate (1) all of the Issuers’ and each Subsidiary Guarantor’s obligations under the Securities and this Indenture (“legal defeasance option”) or (2) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14 and the operation of Sections 6.01(4), 6.01(5), 6.01(6), 6.01(7), 6.01(8) or 6.01(9) (but, in the case of Sections 6.01(6) and (7), with respect only to Significant Subsidiaries) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.
          If the Issuers exercises their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(5), 6.01(6), 6.01(7), 6.01(8) or 6.01(9) (but, in the case of Sections 6.01(6) and (7), with respect only to Significant

Subsidiaries) or because of the failure of the Issuers to comply with Section 5.01(a)(3). If the Issuers exercise their legal defeasance option or their covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guarantee.
          Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.
          (c) Notwithstanding clauses (a) and (b) above, the Issuers’ obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuers’ obligations in Sections 7.07, 8.04 and 8.05 shall survive.
          SECTION 8.02. Conditions to Defeasance. The Issuers shall be entitled to exercise their legal defeasance option or their covenant defeasance option only if:
     (1) the Issuers irrevocably deposit in trust with the Trustee money or U.S. Government Obligations or a combination thereof for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;
     (2) the Company delivers to the Trustee a certificate from a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressing their opinion that the payments of principal and interest when due, plus any deposited money will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;
     (3) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;
     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);
     (5) the deposit does not constitute a default under any other material agreement (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) binding on an Issuer;
     (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, nor is qualified as, a regulated investment company under the Investment Company Act of 1940;
     (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the Issue Date there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;
     (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and
     (9) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.
          Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.
          SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.
          SECTION 8.04. Repayment to Issuers. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any excess money or securities held by them at any time.
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuers for payment as general creditors.
          SECTION 8.05. Indemnity for Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court of competent jurisdiction or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and each Subsidiary Guarantor’s obligations under this Indenture, each Subsidiary Guarantee and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuers have made any payment of interest on or principal of any Securities because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
Article 9
Amendments
          SECTION 9.01. Without Consent of Holders. The Issuers, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:
     (1) to cure any ambiguity, omission, defect or inconsistency;
     (2) to provide for the assumption by a successor corporation of the obligations of the Issuers or any Subsidiary Guarantor under the Securities, this Indenture or a Subsidiary Guarantee, as applicable;
     (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;
     (4) to add Guarantees with respect to the Securities, including any Subsidiary Guarantees, or to secure the Securities;
     (5) to add to the covenants for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers or any Subsidiary Guarantor;
     (6) to make any change that would provide additional rights or benefits to the Holders or that does not adversely affect the rights under this Indenture of any Securityholders;
     (7) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;
     (8) to conform the text of this Indenture, the Securities and the Subsidiary Guaranties to any provision of the “Description of the Notes” contained in the Offering Memorandum to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Securities and the Subsidiary Guarantees;
     (9) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;
     (10) to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture; or
     (11) to comply with the rules of any applicable securities depository.
          After an amendment under this Section 9.01 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.
          SECTION 9.02. With Consent of Holders. The Issuers, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Securityholder affected thereby, an amendment or waiver may not:
     (1) reduce the amount of Securities whose Holders must consent to an amendment;
     (2) reduce the rate of or extend the time for payment of interest on any Security;
     (3) reduce the principal of or change the Stated Maturity of any Security;
     (4) (i) reduce the amount payable upon the redemption of any Security contained in Article 3 hereto or as described under paragraph (5) of the Securities or (ii) change the time at which any Security may be redeemed, in each case contained in Article 3 hereto or as described under paragraph (5) of the Securities;
     (5) make any Security payable in money other than that stated in the Security;
     (6) impair the right of any Securityholder to receive payment of principal of and interest on such Securityholder’s Securities on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Securityholder’s Securities;
     (7) make any change in the amendment provisions that require each Securityholder’s consent or in the waiver provision;
     (8) make any change in the ranking or priority of any Security that would adversely affect the Securityholders; or

     (9) make any change in any Subsidiary Guarantee that would adversely affect the Securityholders or release any Subsidiary Guarantee (other than in accordance with the terms of this Indenture).
          It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment under this Section 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.
          SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.
          SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective in accordance with its terms.
          The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
          SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation as provided by the Issuer on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity and effect of such amendment.
          SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity satisfactory to it, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
          SECTION 9.07. Payment for Consent. Neither the Issuers nor any Affiliate of the Issuers shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
Article 10
Subsidiary Guarantees
          SECTION 10.01. Guarantees. Each Subsidiary Guarantor hereby unconditionally and irrevocably (except as set forth in Section 10.06) guarantees, jointly and severally on a senior unsecured basis, to each Holder and to the Trustee and its successors and permitted assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.
          Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person (including any Subsidiary Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Subsidiary Guarantor.
          Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

          Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.
          Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of an Issuer or otherwise.
          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Issuers to the Holders and the Trustee.
          Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.
          Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.
          SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and permitted assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
          SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.
          SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.
          SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07) without further action required on the part of the Trustee or any Holder except as expressly required hereby:
     (1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of an Issuer or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor (including the sale or disposition of Equity Interests of a Subsidiary Guarantor) following which such Subsidiary Guarantor is no longer a Subsidiary,
     (2) upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor,
     (3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary to the extent permitted by this Indenture,
     (4) at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guarantee Agreement pursuant to Section 4.13 and the Issuers provides an Officers’ Certificate to the Trustee certifying that no such Indebtedness is outstanding and that the Issuers elect to have such Subsidiary Guarantor released from this Article 10, or
     (5) upon defeasance of the Securities pursuant to Article 8, or
     (6) upon the full satisfaction of the Issuers’ obligations under this Indenture;
provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than an Issuer or a Restricted Subsidiary, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Issuers provides an Officers’ Certificate to the Trustee to the effect that the Issuers will comply with its obligations under Section 4.06.
          At the request of the Issuers, the Trustee shall execute and deliver an appropriate instrument evidencing such release.
          SECTION 10.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.
Article 11
Miscellaneous
          SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
          SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:
if to the Issuers or any Subsidiary Guarantor:
Aurora Diagnostics Holdings, LLC
11025 RCA Center Drive, Suite 300
Palm Beach Gardens, FL 33410
Attention: James C. New, Chief Executive Officer
if to the Trustee:
U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107
Attention: Donald T. Hurrelbrink

          The Issuers, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
          SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:
     (1) an Officers’ Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (1) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by an Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with an Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
          SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.
          SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
          SECTION 11.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
          SECTION 11.10. No Recourse Against Others. A director, officer, manager, member, employee or stockholders, as such, of an Issuer or any Subsidiary Guarantor shall not have any liability for any obligations of such Issuer under the Securities or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
          SECTION 11.11. Successors. All agreements of the Issuers or any Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind their successors.
          SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
          SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

The Issuers: AURORA DIGNOSTICS HOLDINGS, LLC
By:	/s/ James C. New
	Name:	James C. New
	Title:	Chief Executive Officers

AURORA DIGNOSTICS FINANCING, LLC
By:	/s/ James C. New
	Name:	James C. New
	Title:	Chief Executive Officers

The Guarantors:

AURORA DIAGNOSTICS, LLC
AURORA GREENSBORO, LLC
AURORA LMC, LLC
AURORA MASSACHUSETTS, LLC
AURORA MICIUGAN, LLC
AURORA NEW HAMPSHIRE, LLC
BERNHARDT LABORATORIES, INC.
BIOPSY DIAGNOSTICS, LLC
C R COLLECTIONS, LLC
COVENANT HEALTHCARE LAB, LLC
CUNNINGHAM PATHOLOGY, L.L.C.
GREENSBORO PATHOLOGY, LLC
HARDMAN PATHOLOGY ADX, LLC
LABORATORY OF
DERMATOPATHOLOGY ADX, LLC
MARK & KAMBOUR, LLC
MARK & KAMBOUR HOLDINGS, INC.
PATHOLOGY SOLUTIONS, LLC
SEACOAST PATHOLOGY, INC.
TWIN CITIES DERMATOPATHOLOGY, LLC

By:	/s/ James C. New
	Name:	James C. New
	Title:	Chief Executive Officers

Indenture

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Joel Geist
	Name:	Joel Geist
	Title:	Vice President
Indenture

RULE 144A/REGULATION S APPENDIX
PROVISIONS RELATING TO INITIAL SECURITIES,
PRIVATE EXCHANGE SECURITIES
AND EXCHANGE SECURITIES
          1. Definitions.
          For the purposes of this Appendix the following terms shall have the meanings indicated below:
          “Additional Securities” means Securities (other than the Initial Securities issued on the Issue Date) issued under the Indenture, as part of the same series as the Initial Securities issued on the Issue Date.
          “Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.
          “Definitive Security” means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).
          “Depository” means The Depository Trust Company, its nominees and their respective successors.
          “Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.
          “Exchange Securities” means (1) the 10.750% Senior Notes Due 2018 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.
          “Initial Purchasers” means (1) with respect to the Initial Securities issued on the Issue Date, Morgan Stanley & Co. Incorporated, Barclays Capital Inc., UBS Securities LLC, RBC Capital Markets Corporation and BMO Capital Markets Corp., and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.
          “Initial Securities” means (1) $200,000,000 aggregate principal amount of 10.750% Senior Notes Due 2018 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

          “Private Exchange” means the offer by the Issuers, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.
          “Private Exchange Securities” means any 10.750% Senior Notes Due 2018 issued in connection with a Private Exchange.
          “Purchase Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated December 14, 2010, among the Issuers, the Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Issuers, the Guarantors and the Persons purchasing such Additional Securities.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A. “Registered Exchange Offer” means the offer by the Issuers, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.
          “Registration Rights Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated December 20, 2010, among the Issuers, the Guarantors and the Initial Purchasers and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuers and the Persons purchasing such Additional Securities under the related Purchase Agreement.
          “Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.
          “Securities” means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.
          “Securities Act” means the Securities Act of 1933.
          “Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.
          “Shelf Registration Statement” means the registration statement issued by the Issuers in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to a Registration Rights Agreement.
          “Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.
          1.2 Other Definitions.

2

Term	Defined in Section:
“Agent Members”	2.1	(b)
“Global Securities”	2.1	(a)
“Permanent Regulation S Global Security”	2.1	(a)
“Regulation S”	2.1	(a)
“Regulation S Global Security”	2.1	(a)
“Rule 144A”	2.1	(a)
“Rule 144A Global Security”	2.1	(a)
“Temporary Regulation S Global Security”	2.1	(a)
          2. The Securities.
          2.1 (a) Form and Dating. The Initial Securities will be offered and sold by the Issuers pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”); and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the “Temporary Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuers and authenticated by the Trustee as provided in the Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, a permanent Regulation S global security (the “Permanent Regulation S Global Security”, and together with the Temporary Regulation S Global Security, the “Regulation S Global Security”) or any other Security prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Security or the Permanent Regulation S Global Security only upon certification in form satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.
          Beneficial interests in Temporary Regulation S Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Security first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Security is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a

3

QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
          Beneficial interests in a Rule 144A Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).
          The Rule 144A Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.
          (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.
          The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.
          Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Issuers, the Trustee and any agent of the Issuers or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
          (c) Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.
          2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $200,000,000 10.750% Senior Notes Due 2018, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Issuers pursuant to Section 2.02 of the Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Issuers signed by one

4

Officer of each Issuer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.
          2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:
     (x) to register the transfer of such Definitive Securities; or
     (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:
     (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
     (ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
     (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
     (B) if such Definitive Securities are being transferred to the Issuers, a certification to that effect; or
     (C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Issuers so request, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).
          (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive

5

Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
     (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and
     (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Issuers shall issue and the Trustee shall authenticate, upon written order of the Issuers in the form of an Officers’ Certificate of the Issuers, a new Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.
          (c) Transfer and Exchange of Global Securities.
     (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, cause the Depository to credit to the account of the Person specified in such instructions a

6

beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.
     (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.
     (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
     (iv) In the event that Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.
          (d) Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Issuers, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security) and (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.
          (e) Legend.
     (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:

7

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUERS, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH THE PROVISIONS OF RULE 903 AND RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND IN EACH OF CASES (III) AND (IV) SUBJECT TO THE COMPANY’S AND TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
     Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

8

Each Definitive Security shall also bear the following additional legend:
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
     (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).
     (iii) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder’s certificated Initial Security or Private Exchange Security or directions to transfer such Holder’s interest in the Global Security, as applicable.
     (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.
     (v) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the applicable restricted securities legend set forth in

9

Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.
          (f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.
          (g) No Obligation of the Trustee.
     (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
     (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          2.4 Definitive Securities. (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the

10

Depository notifies the Issuers that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Issuers within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuers, in their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Securities under the Indenture.
          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.
          (c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.
          (d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Issuers expressly acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of the Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

11

EXHIBIT 1
to
RULE 144A/REGULATION S APPENDIX
[FORM OF FACE OF INITIAL SECURITY]
[Global Securities Legend]
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
          [[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]
[Restricted Securities Legend for Securities offered otherwise than in Reliance on Regulation S]
          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
          THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUERS, (II) IN THE UNITED STATES

TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH THE PROVISIONS OF RULE 903 AND RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND IN EACH OF CASES (III) AND (IV) SUBJECT TO THE COMPANY’S AND TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
[Restricted Securities Legend for Securities Offered in Reliance on Regulation S.]
          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON WITHOUT REGISTRATION EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
[Temporary Regulation S Global Security Legend]
          EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(3) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE ISSUERS, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF

2

REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.
          AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
          BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).
[Definitive Securities Legend]
          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

3

No.                                                                                                                                                                            $
10.750% Senior Notes Due 2018
          Aurora Diagnostics Holdings, LLC, a Delaware limited liability company, and Aurora Diagnostics Financing, Inc., a Delaware corporation, promise to pay to                     , or registered assigns, the principal sum of                     Dollars or such other amount as stated in the Schedule of Increases or Decreases in Global Security on January 15, 2018.
          Interest Payment Dates: January 15 and July 15.
          Record Dates: January 1 and July 1.
          Additional provisions of this Security are set forth on the other side of this Security.

4

Dated:

AURORA DIAGNOSTICS HOLDINGS, LLC
By:
Name:
Title:

AURORA DIAGNOSTICS FINANCING, INC.
By:
Name:
Title:

5

TRUSTEE’S CERTIFICATE OF
          AUTHENTICATION
U.S. Bank National Association
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
Authorized Signatory

6

[FORM OF REVERSE SIDE OF INITIAL SECURITY]
10.750% Senior Note Due 2018
1. Interest.
          Aurora Diagnostics Holdings, LLC, a Delaware limited liability company, and Aurora Diagnostics Financing, Inc., a Delaware corporation (such company and corporation, and their successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuers”), promise to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00% per annum) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Within a reasonable amount of time following the occurrence of a Registration Default, the Issuers will provide notice to the Trustee of such Registration Default. The Issuers will pay interest semiannually on January 15 and July 15 of each year, commencing July 15, 2011. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 20, 2010. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers will pay interest on overdue principal at the rate borne by this Security plus 1.00% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.
2. Method of Payment.
          The Issuers will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuers will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

7

3. Paying Agent and Registrar.
          Initially, U.S. Bank National Association (the “Trustee”), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.
4. Indenture.
          The Issuers issued the Securities under an Indenture dated as of December 20, 2010 (“Indenture”), among the Issuers, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.
          The Securities are general unsecured senior obligations of the Issuers. The Issuers shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Issuers and their subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of their assets; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.
5. Optional Redemption.
          Except as set forth below, the Issuers shall not be entitled to redeem the Securities at their option prior to January 15, 2015.
          On and after January 15, 2015, the Issuers shall be entitled at their option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

Redemption
Period	Price
2015	105.375%
2016	102.688%
2017 and thereafter	100.000%

8

          Unless the Issuers default in payment of the redemption price, interest will cease to accrue on the Securities or portions thereof called for redemption on the applicable redemption date.
          In addition, prior to January 15, 2014, the Issuers shall be entitled at their option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 110.750%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities and Exchange Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than the Securities held, directly or indirectly, by the Issuers or Affiliates of the Issuers); (2) each such redemption occurs within 90 days after the date of the related Equity Offering; and (3) that no such redemption occurs in the 90 days preceding or following a Change of Control.
          Prior to January 15, 2015, the Issuers shall be entitled at their option to redeem all, but not less than all, of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Issuers shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.
6. Notice of Redemption.
          The Issuers shall cause notices of redemption to be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption will not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of the Indenture. The Issuers will redeem Securities in denominations of $2,000 or less in whole and not in part. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent by 1:00 P.M., New York City time, on the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
7. Put Provisions.
          Upon a Change of Control, any Holder of Securities will have the right to cause the Issuers to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and

9

unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.
8. Guarantee.
          The payment by the Issuers of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.
9. Denominations; Transfer; Exchange.
          The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.
10. Persons Deemed Owners.
          The registered Holder of this Security may be treated as the owner of it for all purposes.
11. Unclaimed Money.
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.
12. Discharge and Defeasance.
          Subject to certain conditions, the Issuers at any time shall be entitled to terminate some or all of the Issuers’ and Subsidiary Guarantors’ obligations under the Securities, the Subsidiary Guarantees and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.
13. Amendment; Waiver.
          Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture,

10

without the consent of any Securityholder, the Issuers, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities, including Subsidiary Guarantees, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Issuers or the Subsidiary Guarantors, or to make any change that would provide additional rights or benefits to the Securityholder or that does not adversely affect the rights of any Securityholder, or to conform the text of the Indenture, the Securities or the Subsidiary Guaranties to any provision of the “Description of Notes” section of the Offering Memorandum (as defined in the Indenture), or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities or to comply with the rules of any applicable securities depository or to provide for a successor Trustee in accordance with the terms of the Indenture or to otherwise comply with any requirement of the Indenture.
14. Defaults and Remedies.
          Under the Indenture and subject to the terms of the Indenture, Events of Default include (a) default for 30 consecutive days in payment of interest on the Securities when due; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Issuers to redeem or purchase Securities when required; (c) failure by the Issuers or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuers if the principal amount of Indebtedness accelerated (or so unpaid) exceeds $25.0 million; (e) certain events of bankruptcy or insolvency with respect to the Issuers and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $25.0 million; and (g) certain defaults with respect to Subsidiary Guarantees. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.
          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
15. Trustee Dealings with the Issuers.
          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may

11

otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.
16. No Recourse Against Others.
          A director, officer, manager, member, employee or stockholder, as such, of the Issuers or the Trustee shall not have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
17. Authentication.
          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
18. Abbreviations.
          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
19. CUSIP Numbers.
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
20. Holders’ Compliance with Registration Rights Agreement.
          Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.
21. Governing Law.
          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

12

          The Issuers will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Aurora Diagnostics Holdings, LLC
11025 RCA Center Drive, Suite 300
Palm Beach Gardens, FL 33410
Attention: James C. New, Chief Executive Officer

13

ASSIGNMENT FORM
To assign this Security, fill in the form below:

I or we assign and transfer this Security to
     (Print or type assignee’s name, address and zip code)
     (Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint           agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.
In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by an Issuer or any Affiliate of an Issuer, the undersigned confirms that such Securities are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	☐	to an Issuer; or

(2)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof;

14

provided, however, that if box (3) or (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

Signature must be guaranteed	Signature
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
               The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

Notice: To be executed by an executive officer

15

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

Principal amount of this
	Amount of decrease in	Amount of increase in	Global Security	Signature of authorized
	Principal amount of this	Principal amount of this	following such decrease	officer of Trustee or
Date of Exchange	Global Security	Global Security	or increase	Securities Custodian

16

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 or 4.10 of the Indenture, check the box: ☐
          If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount: $____________

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:

(Signature must be guaranteed)
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

17

EXHIBIT A
[FORM OF FACE OF EXCHANGE SECURITY
[OR PRIVATE EXCHANGE SECURITY]] */**/

*/	[If the Security is to be issued in global form, add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES]—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.]

**/	[If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]

No. ____________	$____________
10.750% Senior Notes Due 2018
          Aurora Diagnostics Holdings, LLC, a Delaware limited liability company, and Aurora Diagnostics Financing, Inc., a Delaware corporation, promise to pay to                     , or registered assigns, the principal sum of                     Dollars or such other amount as stated in the Schedule of Increases or Decreases in Global Security on January 15, 2018.
          Interest Payment Dates: January 15 and July 15.
          Record Dates: January 1 and July 1.
          Additional provisions of this Security are set forth on the other side of this Security.

2

Dated:

AURORA DIAGNOSTICS HOLDINGS, LLC
By:
Name:
Title:

AURORA DIAGNOSTICS FINANCING, INC.
By:
Name:
Title:

3

TRUSTEE’S CERTIFICATE OF
      AUTHENTICATION
U.S. Bank National Association
     as Trustee, certifies
          that this is one of
          the Securities referred
          to in the Indenture.

By:
Authorized Signatory

4

[FORM OF REVERSE SIDE OF [EXCHANGE] SECURITY
[OR PRIVATE EXCHANGE SECURITY]]
10.750% Senior Note Due 2018
1. Interest.
          Aurora Diagnostics Holdings, LLC, a Delaware limited liability company, and Aurora Diagnostics Financing, Inc., a Delaware corporation (such company and corporation, and their successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuers”), promise to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00% per annum) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Within a reasonable amount of time following the occurrence of a Registration Default, the Issuers will provide notice to the Trustee of such Registration Default. The Issuers will pay interest semiannually on January 15 and July 15 of each year, commencing July 1, 2011. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 20, 2010. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers will pay interest on overdue principal at the rate borne by this Security plus 1.00% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.
2. Method of Payment.
          The Issuers will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuers will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

5

3. Paying Agent and Registrar.
          Initially, U.S. Bank National Association (the “Trustee”), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.
4. Indenture.
          The Issuers issued the Securities under an Indenture dated as of December 20, 2010 (“Indenture”), among the Issuers, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.
          The Securities are general unsecured senior obligations of the Issuers. The Issuers shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Issuers and their subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of their assets; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.
5. Optional Redemption.
          Except as set forth below, the Issuers shall not be entitled to redeem the Securities at their option prior to January 15, 2015.
          On and after January 15, 2015, the Issuers shall be entitled at their option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

Redemption
Period	Price
2015	105.375%
2016	102.688%
2017 and thereafter	100.000%

6

          Unless the Issuers default in payment of the redemption price, interest will cease to accrue on the Securities or portions thereof called for redemption on the applicable redemption date.
          In addition, prior to January 15, 2014, the Issuers shall be entitled at their option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 110.750%, plus accrued and unpaid interest to the redemption date(subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities and Exchange Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Issuers or Affiliates of the Issuers); (2) each such redemption occurs within 90 days after the date of the related Equity Offering and ; (3) that no such redemption occurs in the 90 days preceding or following a Change of Control.
          Prior to January 15, 2015, the Issuers shall be entitled at their option to redeem all, but not less than all, of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Issuers shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.
6. Notice of Redemption.
          The Issuers shall cause notices of redemption to be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption will not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of the Indenture. The Issuers will redeem Securities in denominations of $2,000 or less in whole and not in part. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent by 1:00 P.M., New York City time, on the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
7. Put Provisions.
          Upon a Change of Control, any Holder of Securities will have the right to cause the Issuers to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and

7

unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.
8. Guarantee.
          The payment by the Issuers of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.
9. Denominations; Transfer; Exchange.
          The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.
10. Persons Deemed Owners.
          The registered Holder of this Security may be treated as the owner of it for all purposes.
11. Unclaimed Money.
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.
12. Discharge and Defeasance.
          Subject to certain conditions, the Issuers at any time shall be entitled to terminate some or all of the Issuers’ and Subsidiary Guarantors’ obligations under the Securities, the Subsidiary Guarantees and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.
13. Amendment; Waiver.
          Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture,

8

without the consent of any Securityholder, the Issuers, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities, including Subsidiary Guarantees, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Issuers or the Subsidiary Guarantors, or to make any change that would provide additional rights or benefits to the Securityholder or that does not adversely affect the rights of any Securityholder, or to conform the text of the Indenture, the Securities or the Subsidiary Guaranties to any provision of the “Description of Notes” section of the Offering Memorandum (as defined in the Indenture), or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities or to comply with the rules of any applicable securities depository or to provide for a successor Trustee in accordance with the terms of the Indenture or to otherwise comply with any requirement of the Indenture.
14. Defaults and Remedies.
          Under the Indenture and subject to the terms of the Indenture, Events of Default include (a) default for 30 consecutive days in payment of interest on the Securities when due; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Issuers to redeem or purchase Securities when required; (c) failure by the Issuers or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuers if the principal amount of the Indebtedness accelerated (or so unpaid) exceeds $25.0 million; (e) certain events of bankruptcy or insolvency with respect to the Issuers and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $25.0 million; and (g) certain defaults with respect to Subsidiary Guarantees. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.
          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
15. Trustee Dealings with the Issuers.

9

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.
16. No Recourse Against Others.
          A director, officer, manager, member, employee or stockholder, as such, of the Issuers or the Trustee shall not have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
17. Authentication.
          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
18. Abbreviations.
          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
19. CUSIP Numbers.
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
[20. Holders’ Compliance with Registration Rights Agreement.
          Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.]1
20. Governing Law.

[1]	Delete if this Security is not being issued in exchange for an Initial Security.

10

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
          The Issuers will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Aurora Diagnostics Holdings, LLC
11025 RCA Center Drive, Suite 300
Palm Beach Gardens, FL 33410
Attention: James C. New, Chief Executive Officer

11

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
          (Print or type assignee’s name, address and zip code)
          (Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint           agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

12

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 or 4.10 of the Indenture, check the box: ☐
     If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount: $____________

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:

(Signature must be guaranteed)
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B
[FORM OF SUPPLEMENTAL INDENTURE TO BE
DELIVERED BY ADDITIONAL SUBSIDIARY GUARANTORS]
          Supplemental Indenture (this “Supplemental Indenture”), dated as of __________, among __________________ (the “Additional Subsidiary Guarantor”), Aurora Diagnostics Holdings, LLC, a Delaware limited liability company (the “Company”), Aurora Diagnostics Financing, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), and U.S. Bank National Association (the “Trustee”).
WITNESSETH:
          WHEREAS, the Issuers and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of December 20, 2010, providing for the issuance of an unlimited aggregate principal amount of 10.750% Senior Notes due 2018 (the “Securities”);
          WHEREAS, the Additional Subsidiary Guarantor is a direct or indirect subsidiary of [the Company];
          WHEREAS, Section 4.13 of the Indenture provides that under certain circumstances the Issuers shall cause the Additional Subsidiary Guarantor to execute and deliver to the Trustee a guaranty agreement pursuant to which the Additional Subsidiary Guarantor shall Guarantee payment of the Securities on the same terms and conditions as those set forth in Article 10 of the Indenture; and
          WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture.
          NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Additional Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
          (1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          (2) Agreement to be Bound. The Additional Subsidiary Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.
          (3) Guarantee. The Additional Subsidiary Guarantor agrees, on a joint and several basis with all the existing Subsidiary Guarantors, to Guarantee to each Holder of the Securities and the Trustee the Guaranteed Obligations pursuant to Article 10 of the Indenture.

          (4) No Recourse Against Others. No director, officer, employee, manager, member or stockholder of the Additional Subsidiary Guarantor shall have any liability for any obligations of the Issuers or the Guarantors (including the Additional Subsidiary Guarantor) under the Securities, any Guarantee Agreement, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities and the Guarantees.
          (5) Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
          (6) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          (7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          (8) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Additional Subsidiary Guarantor.
          (9) Benefits Acknowledged. The Additional Subsidiary Guarantor’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Additional Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.
          (10) Successors. All agreements of the Additional Subsidiary Guarantor in this Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

2

          IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

The Issuers: AURORA DIAGNOSTICS HOLDINGS, LLC
By
Name:
Title:

AURORA DIAGNOSTICS FINANCING, INC.
By
Name:
Title:

The Additional Subsidiary Guarantor: [ADDITIONAL SUBSIDIARY GUARANTOR],
By
Name:
Title:

3

U.S BANK NATIONAL BANK,
as Trustee

By
Name:
Title:

4